AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997

                                     REGISTRATION STATEMENT NO. 333-32577

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                       DIRECTORS ASSET CONDUIT CORPORATION


        (Exact name of registrant as specified in governing instruments)

     DELAWARE                                           APPLICATION PENDING
 (State or other jurisdiction                           (IRS Employee
of incorporation or organization)                      Identification Number)

                              7485 NEW HORIZON WAY
                            FREDERICK, MARYLAND 21703
                                 (301) 846-8101
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                     --------------------------------------


                          LAWRENCE D. RUBENSTEIN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                       DIRECTORS ASSET CONDUIT CORPORATION
                           C/O NORWEST MORTGAGE, INC.
                         343 THORNALL STREET, 5TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (732) 906-3909
                     (Name and Address of agent for service)
                     --------------------------------------


                                    COPY TO:
                             JERRY R. MARLATT, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400
                     --------------------------------------
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the
                 effective date of this Registration Statement.
                     --------------------------------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                     --------------------------------------


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
TITLE OF EACH CLASS OF                   AMOUNT TO BE        PROPOSED                  PROPOSED MAXIMUM           AMOUNT OF
SECURITIES BEING REGISTERED              REGISTERED(1)       MAXIMUM OFFERING          AGGREGATE OFFERING         REGISTRATION FEE
                                                             PRICE PER UNIT (1)        PRICE
-----------------------------------------------------------------------------------------------------------------------------------
Home Equity                              $1,000,000,000(2)   100%                      $1,000,000,000             $303,030.31 (3)
Asset-Backed Certificates
===================================================================================================================================
(1)  Pursuant to this Amendment No. 1 to the Form S-3, the amount of securities to be registered is hereby increased from the amount of
Securities previously reported.
(2)  Estimated solely for purposes of calculating the registration fee.
(3)  $303.04 of which was previously paid.


                     --------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       DIRECTORS ASSET CONDUIT CORPORATION
                              CROSS REFERENCE SHEET



ITEM AND CAPTION IN FORM S-3                             LOCATION IN PROSPECTUS
1 Forepart of the Registration Statement and Outside
  Front Cover Page of Prospectus..................   Forepart of Registration
                                                     Statement and Outside Front
                                                     Cover
2 Inside Front Cover and Outside Back Cover Pages of
  Prospectus......................................   Inside Front and Outside
                                                     Back Cover Pages
3 Summary Information, Risk Factors and Ratio of
  Earnings to Fixed Charges.......................   Summary of Prospectus; Risk
                                                     Factors and Special
                                                     Considerations; Prepayment
                                                     and Yield Considerations;
                                                     Description of the
                                                     Certificates
4 Use of Proceeds.................................   Use of Proceeds
5 Determination of Offering Price.................   *
6 Dilution........................................   *
7 Selling Security Holders........................   *
8 Plan of Distribution............................   Cover Page; Plan of
                                                     Distribution
9 Description of Securities to be Registered......   Description of the
                                                     Certificates
10 Interests of Named Experts and counsel            *
11 Material Changes                                  *
12 Incorporation of Certain Information by Reference Incorporation of Certain
                                                     Information by Reference
13 Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities..  *


----------------------
* Omitted since answer is negative or item is not applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.


   SEC Registration Fee.......................................... $303,030.31
   Legal Fees and Expenses.......................................  475,000.00
   Accounting Fees and Expenses..................................   60,000.00
   Trustee's Fees and Expenses
   (including counsel fees)......................................   25,000.00
   Printing and Engraving Fees...................................  160,000.00
   Rating Agency Fees............................................  500,000.00
   Miscellaneous.................................................        0.00

     Total.....................................................  $1,523,030.31
                                                                 =============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


     The By-laws of Directors Asset Conduit Corporation provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.


     The Pooling and Servicing Agreement or Indenture for each Series of Securities provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Master Servicer and the partners, directors, officers, employees and agents of the Master Servicer, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Indenture or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

ITEM 16.  EXHIBITS.

         (a)      FINANCIAL STATEMENTS:

                  NONE.


         (b)      EXHIBITS:

                  *1.1   --Form of Underwriting Agreement.
                  **3.1  --Certificate of Incorporation of Directors Asset
                           Conduit Corporation.
                  **3.2  --By-Laws of Directors Asset Conduit Corporation.
                  *4.1   --Form of Indenture.
                  *4.2   --Form of Pooling and Servicing Agreement.
                  *4.3   --Form of Purchase Agreement.
                  *4.4   --Form of Trust Agreement.
                  *5.1   --Opinion of Stroock & Stroock & Lavan LLP
                           with respect to the securities being registered.
                  *8.1   --Opinion of Stroock & Stroock & Lavan LLP with
                           respect to tax matters (included as part of
                           Exhibit 5.1).
                  *10.1  --Form of Sale and Servicing Agreement.
                  *23.1  --Consent of Stroock & Stroock & Lavan LLP (included as part  of Exhibit 5.1).
                  **24.1 --Powers of Attorney of Directors and
                           Officers of Issuer (included on signature page).
---------------------
*        Filed herewith.
**       Previously filed.


ITEM 17.  UNDERTAKINGS.

(a)      UNDERTAKING PURSUANT TO RULE 415.

            The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   AS TO DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  UNDERTAKING IN RESPECT OF INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


(d) AS TO THE ELIGIBILITY OF A TRUSTEE FOR QUALIFICATION OF TRUST INDENTURES UNDER THE TRUST INDENTURE ACT OF 1939.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations provided by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey on the 20th day of October 1997.


                                  By: /S/ Lawrence D. Rubenstein
                                     Name:   Lawrence D. Rubenstein
                                     Title:  Vice President and General Counsel

                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated on October 20, 1997.

  NAME                                TITLE                       DATE
                                President, Secretary,
Stephen D Morrison*             Director and Chief           October 20, 1997
                                Executive Officer

                                Executive Vice
Robert Chapman*                 President and Chief          October 20, 1997
                                Financial Officer

James B. Svinth*                Executive Vice               October 20, 1997
                                President and Director

Robert Gorsche*                 Director                     October 20, 1997


*By: /S/ Lawrence D. Rubenstein
     Lawrence D. Rubenstein
     As Attorney in Fact

                                  EXHIBIT INDEX


EXHIBIT                          DESCRIPTION                       PAGE NO.
 NO.


*1.1    Form of Underwriting Agreement................................
**3.1   Certificate of Incorporation of Directors
        Asset Conduit Corporation.....................................
**3.2   By-Laws of Directors Asset Conduit Corporation................
*4.1    Form of Indenture.............................................
*4.2    Form of Pooling and Servicing Agreement.......................
*4.3    Form of Loan Purchase Agreement...............................
*4.4    Form of Trust Agreement.......................................
*5.1    Opinion of Stroock & Stroock & Lavan LLP
        with respect to the securities being registered...............
*8.1    Opinion of Stroock & Stroock & Lavan LLP
        with respect to tax matters (included as part of Exhibit 5.1).
*10.1   Form of Sale and Servicing Agreement..........................
*23.1   Consent of Stroock & Stroock & Lavan LLP
        (included as part of Exhibit 5.1).............................
**24.1  Powers of Attorney of Directors and Officers of Issuer
        (included on signature page)..................................
------
*        Filed herewith.
**       Previously filed.

  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997

                                           REGISTRATION STATEMENT NO. 333-32577

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                   EXHIBITS TO
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                       DIRECTORS ASSET CONDUIT CORPORATION
        (Exact name of registrant as specified in governing instruments)

 DELAWARE                                                 APPLICATION PENDING
(State or other jurisdiction                               (IRS Employee
of incorporation or organization)                        Identification Number)

                              7485 NEW HORIZON WAY
                            FREDERICK, MARYLAND 21703
                                 (301) 846-8101
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                     --------------------------------------

                          LAWRENCE D. RUBENSTEIN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                       DIRECTORS ASSET CONDUIT CORPORATION
                           C/O NORWEST MORTGAGE, INC.
                         343 THORNALL STREET, 5TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (732) 906-3909
                     (Name and Address of agent for service)
                     --------------------------------------

                                    COPY TO:
                             JERRY R. MARLATT, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400
                     --------------------------------------

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997

                                         REGISTRATION STATEMENT NO. 333-32577

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                   EXHIBITS TO
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                       DIRECTORS ASSET CONDUIT CORPORATION
        (Exact name of registrant as specified in governing instruments)

                      DELAWARE                           APPLICATION PENDING
            (State or other jurisdiction                    (IRS Employee
         of incorporation or organization)             Identification Number)


                              7485 NEW HORIZON WAY
                            FREDERICK, MARYLAND 21703
                                 (301) 846-8101
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                     --------------------------------------

                          LAWRENCE D. RUBENSTEIN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                       DIRECTORS ASSET CONDUIT CORPORATION
                           C/O NORWEST MORTGAGE, INC.
                         343 THORNALL STREET, 5TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (732) 906-3909
                     (Name and Address of agent for service)
                     --------------------------------------

===============================================================================

                                  EXHIBIT INDEX

  EXHIBIT                         DESCRIPTION
    NO.

   *1.1     Form of Underwriting Agreement.....................................

  **3.1     Certificate of Incorporation of Directors
            Asset Conduit Corporation........................................

  **3.2     By-Laws of Directors Asset Conduit Corporation.....................

   *4.1     Form of Indenture..................................................

   *4.2     Form of Pooling and Servicing Agreement............................

   *4.3     Form of Loan Purchase Agreement....................................

   *4.4     Form of Trust Agreement............................................

   *5.1     Opinion of Stroock & Stroock & Lavan LLP
            with respect to the securities being
            registered.........................................................

   *8.1     Opinion of Stroock & Stroock & Lavan LLP
            with respect to tax matters (included
            as part of Exhibit 5.1)............................................

  *10.1     Form of Sale and Servicing Agreement...............................

  *23.1     Consent of Stroock & Stroock & Lavan LLP
            (included as part of Exhibit 5.1)..................................

 **24.1     Powers of Attorney of Directors and
            Officers of Issuer (included on
            signature page)....................................................

------
 *   Filed herewith.
 **  Previously filed.